Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of SUN

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated July 15th, 2025, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period September 5, 2024, to October 31, 2024.

/S/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

August 13, 2025